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                                                                    EXHIBIT 10.9


                           FIFTH AMENDMENT TO AMENDED
                               AND RESTATED LEASE

          This Fifth Amendment to Amended and Restated Lease Agreement (the "Fifth Amendment") is made as of this day of December, 1993 by and between WRC Properties, Inc. (the "Landlord") and MediQual Systems, Inc. (the "Tenant").

          WHEREAS, Landlord and Tenant have heretofore executed a certain Lease Agreement dated July 21, 1986, which Lease Agreement has been amended by (i) that certain First Amendment (the "First Amendment") dated September 22,1987
 (ii) that certain Second Amendment to Amended and Restated Lease (the "Second Amendment") dated July, 1989 (iii) that certain Third Amendment to Amended and Restated Lease (the "Third Amendment") dated December 31, 1990 and (iv) that certain Fourth Amendment to Amended and Restated Lease (the "Fourth Amendment") dated September 22, 1993 (said Lease Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is hereafter collectively the "Lease") pursuant to which the Tenant has leased from Landlord the aggregate amount of 29,469 rentable square feet of space in the building (the "Building") known as Building Two in the Westborough Office Park located at 1900 West Park Drive, Westborough, MA;

          WHEREAS, Landlord and Tenant have agreed that Tenant shall be permitted to expand the Premises and to lease (i) an additional 1,793 rentable square feet of area located on the first floor of the Building and marked on Exhibit A to this Fifth Amendment as the "Conference Space" (the "Conference Space") and (ii) an additional 734 rentable square feet of area also located on the first floor of the Building and marked on Exhibit A to this Fifth Amendment as the "Leggat Space" (the "Leggat Space") in each case beginning on the "5th Amendment Space Commencement Date" (as hereafter defined) upon and subject to the terms, covenants and provisions of the Lease as amended hereby, for the balance of the Term of this Lease (the Conference Space and the Leggat Space are sometimes hereafter collectively referred to as the "Fifth Amendment Space");

          WHEREAS, the Term of the Lease is scheduled to expire on September 30, 1996;

          WHEREAS, Landlord has agreed to perform certain work and refurbishing (the "Refurbishing") in that portion of the Premises (exclusive of the 4th Amendment Space and the Fifth Amendment Space) comprised of 20,689 square feet (the "Original Space");

          WHEREAS, Landlord and Tenant have agreed to enter into this Fifth Amendment to reflect the foregoing and to otherwise modify and amend the Lease to reflect (i) the increase in the size of the Premises demised under the Lease as a result of the addition of the 5th Amendment Space to the Premises hereunder (ii) the Refurbishing and (iii) to otherwise modify and amend the Lease, as hereinafter set forth;
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          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant hereby agree as follows:

          1. Changes in Basic Lease Provisions. Effective as of the 5th Amendment Space Commencement Date, the Lease shall be deemed amended in the following respects:

          (a) Basic Rent per annum payable under the Lease (as theretofore or thereafter increased or adjusted) shall be increased and adjusted by the annual amount of $31,58750 ($12.50 per rentable square foot per annum) payable in equal monthly installments of $2,632.29 (the "5th Amendment Space Rent"). The 5th Amendment Space Rent shall be prorated for any partial calendar month in which the 5th Amendment Space Commencement Date shall fall and be payable in advance and in addition to the Basic Rent applicable to the balance of the Premises as provided in the Lease (as amended) and shall be payable on the dates and in the manner required by the Lease as to all other payments of Basic Rent without offset, deduction, abatement or demand;

          (b) The definition of the term "Premises Rentable Area" shall be deemed increased and adjusted by the 2,527 rentable square feet contained in the 5th Amendment Space. From and after the 5th Amendment Space Commencement Date the "Premises" demised under the Lease as amended shall be 31,996 rentable square feet (which excludes any other space presently leased to Tenant on a tenancy-at-will basis);

          (c) The definition of the term "Escalation Factor" shall be deemed increased and adjusted to be 36.20% and accordingly, monthly payments on account of Operating Expenses and Taxes shall be increased;

          (d) The definition of the term "Premises" shall be deemed amended by adding the 5th Amendment Space described in Exhibit A to this Fifth Amendment to the Premises for all purposes under the Lease;

          (e)        With the exception of Section 4.5, the provisions of
                     Article IV of the Lease shall not apply to the 5th Amendment Space and Landlord's sole obligation with respect to improvements in and to the 5th Amendment Space shall be as provided in paragraph 2 of this Fifth Amendment. It is agreed that Section 4.5 of the Lease shall apply to the 5th Amendment Space;

          (f)        Intentionally Omitted;

          (g) Base Operating Expenses applicable to the 5th Amendment Space shall be actual Operating Expenses for the 1994 Operating Year (Base Operating
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                     Expenses as they apply to the balance of the Premises shall not be affected);

          (h) Base Taxes applicable to the 5th Amendment Space shall be Taxes allocable to the Fiscal Tax Year ending June 30, 1994 (Base Taxes as they apply to the balance of the Premises shall not be affected);

          (i) Tenant shall commence paying the Tenant's Electrical Charge in the amounts, time and manner required by paragraph 3 of this Fifth Amendment.

          2. Expansion Space Improvements. Annexed to this Fifth Amendment as Exhibit B is a description of certain plans and specifications describing improvements to be made by Landlord at its sole cost and expense in the 5th Amendment Space, all as contemplated by the matters described in Exhibit B. Landlord and Tenant each hereby approve the matters described in Exhibit B to this Fifth Amendment.

          Upon execution and delivery of this Fifth Amendment by both Landlord and Tenant Landlord shall commence to perform the work and improvements described in Exhibit B to this Fifth Amendment using building standard materials and work ("Landlord's 5th Work"). Tenant hereby acknowledges and agrees that Landlord shall commence to perform Landlord's 5th Work upon execution and delivery of this Fifth Amendment by both Landlord and Tenant and Tenant hereby grants Landlord the right of access to, upon, over and through the Premises in order for Landlord to perform Landlord's Work

          Tenant hereby acknowledges that it has inspected the 5th Amendment Space and the common areas of the Building and, except for the Landlord's 5th Work, has found the same to be satisfactory. The Landlord's 5th Work shall be deemed approved by Tenant when Tenant commences occupancy of the 5th Amendment Space for the Permitted Use, except for items which are then not completed or do not conform to the plans and specifications described in Exhibit B to this Fifth Amendment and as to which Tenant shall have given Landlord written notice prior to the date which is 30 days after the date of such entry by Tenant.

          As used in this Fifth Amendment, the term "5th Amendment Space Commencement Date" shall mean that date upon which Landlord's 5th Work has been substantially completed as determined by Landlord and designated in a written notice to Tenant from Landlord. Tenant agrees to execute a writing setting forth the 5th Amendment Space Commencement Date upon the written request of Landlord.

          3. Tenant's Electrical Charge. Beginning on the 5th Amendment Space Commencement Date, in addition to payments of Basic Rent (as such payments have been increased and adjusted by the provisions of this Fifth Amendment) Tenant shall pay Landlord an increased Tenant's Electrical Charge which shall be applicable to the 5th Amendment Space. Tenant's Electrical Charge applicable to the 5th Amendment Space shall be payable in advance on the first day of every calendar month (prorated for
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 any partial calendar month in which the 5th Amendment Space Commencement Date shall fall) in equal monthly installments of $157.94 per month. The Tenant's Electrical Charge applicable to the 5th Amendment Space shall be paid in addition to the Tenant's Electrical Charge payable with respect to the 4th Amendment Space. Tenant's Electrical Charge applicable to the 5th Amendment Space shall be payable as additional rent under the Lease and shall be in addition to and without limitation of Landlord's rights to recapture costs and expenses incurred by Landlord for electricity used and consumed throughout the Property (including the Premises) but such amounts, to the extent actually paid by Tenant, shall be taken into consideration when determining Operating
 Expense increases attributable to electrical consumption on the Property. Landlord shall have the same rights and remedies (including, without limitation, late charges, interest charges payable upon failure to timely pay and all rights and remedies reserved under Article XIII of the Lease at law or in equity) against Tenant for failure to pay Tenant's Electrical Charge applicable to the 5th Amendment Space when due as Landlord has against Tenant for failure to pay Basic Rent when due.

          The Tenant's Electrical Charge applicable to the 5th Amendment Space is intended to reimburse Landlord for electricity used and consumed in the 5th Amendment Space. If Landlord determines, from time to time, that the cost to Landlord of electricity allocable to Tenant's use, demand and/or consumption of electricity in the 5th Amendment Space (or Tenant's future use, demand and/or consumption of electricity in the 5th Amendment Space as reasonably projected by Landlord) exceeds, or is projected by Landlord to exceed, the Tenant's Electrical Charge applicable to the 5th Amendment Space (any such use, demand or consumption of electricity by Tenant being hereinafter referred to as "Excess Electricity Use"), Landlord may, at its option, give written notice thereof to Tenant (any such notice being hereinafter referred to as an "Excess Electricity Notice") which notice shall specify the amount by which Landlord estimates that Landlord's cost of such Excess Electricity Use exceeds the Tenant's Electrical Charge applicable to the 5th Amendment Space (any such excess cost being hereinafter referred to as an "Excess Electricity Use Charge"). The Excess Electricity Use Charges specified in such Excess Electricity Use Notice shall be due and payable as additional rent as hereinafter provided. Excess Electricity Use Charges allocable to any period after the date of giving an Excess Electricity Notice shall be due and payable as additional rent monthly in advance in equal monthly installments for the balance of the Term of this Lease on the first day of each calendar month during the Term of this Lease with the first such installment being due and payable on the first day of the first full calendar month following the date of giving any such Excess Electricity Notice. Landlord will determine Excess Electricity Use applicable to the 5th Amendment Space at Landlord's option, as follows: (i) by installing submeter(s) and/or check meter(s) and related wiring and equipment in the Premises, at Landlord's expense, and/or (ii) by estimating Excess Electricity Use in the 5th Amendment Space, such estimates to be prepared by an independent electrical engineer engaged by Landlord and/or (iii) by any other reasonably reliable method selected by Landlord to estimate and/or calculate Excess Electricity Use and/or (iv) by installing, at Landlord's expense, a separate electrical meter to measure actual usage (and thereupon, Tenant shall be responsible for obtaining electrical service directly from such utility and paying charges for such services as indicated by such meter). Excess Electricity Use Charges applicable to the 5th Amendment Space shall be established by Landlord based upon Excess Electricity
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      Use established as aforesaid and based upon Landlord's estimate of the additional cost of such electricity to Landlord over and above the Tenant's Electrical Charge applicable to the 5th Amendment Space and any then existing Excess Electricity Use Charges in effect. Payments due Landlord from Tenant under the terms of this Section shall be deemed to be included within the term "Escalation Charges". Landlord shall have the right, at any time, during the Term of this Lease and as often as it may elect, to determine whether Tenant is incurring Excess Electricity Use and to assess Excess Electricity Use Charges as aforesaid. Once established, and so long as they remain in effect (i.e. until further notice of a modified Excess Electricity Use Charge from Landlord) Excess Electricity Use Charges shall be unaffected by the actual extent of use of such service by Tenant and shall be included under this Lease as additional rent.

          4. Improvements to Original Space. (a) Annexed to this Fifth Amendment as Exhibit C is a description of certain plans and specifications describing improvements to be made by Landlord in the portion of the Premises designated in this Fifth Amendment as the Original Space (specifically excluding the 4th Amendment Space and the 5th Amendment Space) all as contemplated by the matters described in Exhibit C. Landlord and Tenant each hereby approve the matters described in Exhibit C to this Fifth Amendment.

          Upon execution and delivery of this Fifth Amendment by both Landlord and Tenant, Landlord shall commence to perform the work and improvements described in Exhibit C to this Fifth Amendment using building standard materials and work (the "Refurbishing"). Tenant hereby acknowledges and agrees that Landlord shall commence to perform the Refurbishing upon execution and delivery of this Fifth Amendment in accordance with a phased construction schedule and Tenant hereby grants Landlord the right of access to, upon, over and through the Premises in order for Landlord to perform the Refurbishing. Tenant hereby acknowledges and agrees that Tenant shall have no claim of constructive eviction, interruption of business or breach of this Lease by Landlord due to the performance of the Refurbishing by Landlord and Landlord's General Contractor in accordance with the provisions of this Fifth Amendment. The date upon which Landlord shall complete the Refurbishing is hereafter the "Completion Date".

          (b) As used herein, the term "Total Cost of Refurbishing" shall mean, without limitation, the aggregate cost of all labor, materials, work, alterations, improvements design services, architectural fees, engineering fees, construction management fees and general contractor's overhead and general conditions sustained or incurred by Landlord in connection with completing the Refurbishing in accordance with Exhibit C (including any such costs received by Landlord arising from changes in Exhibit C after the date of this Fifth Amendment). Annexed to this Lease as Exhibit D is a proposed budget (the "Budget") for the Refurbishing. Landlord and Tenant each hereby approve the Budget and acknowledge and agree that the Budget is merely a projection of costs and is subject to revision due to increases or decreases in the actual cost to Landlord of performing the Refurbishing.

          In no event shall Landlord be required to expend more than $193,259.00 (the "Fixed Amount") in connection with the Refurbishment. As and to the extent that the Total Cost
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  of Refurbishing exceeds the Fixed Amount (such amount being hereafter the
  "Excess Refurbishing Costs") Tenant shall pay such excess amounts to Landlord within 15 days after Landlord shall invoice Tenant for such amounts

          5. Brokerage. Tenant hereby warrants and represents to Landlord that Tenant has dealt with no Broker in connection with the consummation of this Fifth Amendment other than Leggat McCall Properties Management, L.P. and in the event of any brokerage claims against Landlord predicated upon prior dealings with the Tenant, Tenant agrees to defend same and to indemnify Landlord against any such claims except that Landlord shall be obligated to pay any brokerage commissions payable to Leggat McCall Properties Management, L.P. pursuant to separate arrangements with Leggat McCall Properties Management, L.P.

          6. As additional consideration for Landlord leasing the Fifth Amendment space to Tenant and entering into this Fifth Amendment with Tenant, Tenant has agreed to pay Landlord $57,437.43 as Additional Rent hereunder. Such payment is to be made by Tenant to Landlord on or before the Completion Date. Landlord shall have the same rights and remedies against Tenant for failure to timely pay the amounts required to be paid under this paragraph 6 as Landlord has against Tenant for any failure to pay Basic Rent when due.

          7. Except as modified herein, all of the terms, covenants, provisions and conditions contained in the Lease remain in full force and effect and are hereby ratified and affirmed.

          WITNESS our hands and seals on the day and year first above written.

                                           LANDLORD:

                                           WRC Properties, Inc.

                                           By: /s/ Richard Usas
                                           Its: Director

                                           TENANT: MediQual Systems, Inc.
                                           By: /s/ William C. Price
                                           Its: Chief Financial Officer
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                                    EXHIBIT B

 Those matters shown on those certain plans dated December 30, 1993 and entitled "Mediqual Phase V" by D.W. Arthur Associates, Architects designated SK-01 and SK-02.
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                               EXHIBIT D

                               MEDIQUAL TENANT IMPROVEMENT
                               WORK COST SUMMARY


                           (INSERT OR DESCRIBE TABLE)